Exhibit 10.6

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

BATTERY SALE AND PURCHASE FRAMEWORK AGREEMENT

No.:2309/2022/TNT/VES-VF

This Battery Sale And Purchase Framework Agreement (“Agreement”) is made on September 23, 2022 (“Effective Date”) by:

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY, a company established and operated in accordance with Vietnamese law, having head office at Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam (“VinFast”)

and

VINES ENERGY SOLUTIONS JOINT STOCK COMPANY, a company established and operated in accordance with Vietnamese law, having head office at Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam (“VinES”).

VinFast and VinES are hereinafter referred to individually as a Party and collectively as the Parties or Two Parties.

WHEREAS

A.	VinFast and VinES have entered into agreements to develop products and make molds for battery packs used on VinFast electric vehicles (“ED&D Agreement”).

B.

VinFast acknowledges that VinES is fully capable of supplying batteries designed and developed under the ED&D Agreement and specified in the Purchase Orders (“Products”). In addition, VinES is capable of providing sample batteries or components for VinFast for testing, research and product development purposes (“Samples”).

C.

VinES recognizes VinFast’s needs and agrees to prioritize ensuring production capacity for Products to supply for VinFast in accordance with the commercial terms as agreed by the Parties. The purpose of this Agreement is to clarify the commitments and respective conditions precedent of the Parties regarding VinFast’s long-term commitment to purchase the Products.

D.

VinFast agrees to buy and VinES agrees to sell Products under the terms and conditions framework provided in the Agreement, such terms and conditions shall remain unchanged in the official purchase orders confirmed by the Parties in the form of a Purchase Order or Planned Purchase Agreement and Delivery Plan. In the event the Products’ technical specification or VinFast’s requirements relating to the technical solutions change due to VinFast, the Parties will renegotiate the terms and conditions of this Agreement in good faith and enter into the attached appendices.

Therefore, the Parties agree to enter into this Agreement with the following specific terms:

ARTICLE 1. EXPECTED QUANTITY

1.1.

On the first day of each calendar quarter (Quarter T), VinFast shall notify VinES of the quantity of Products expected to order for the next 2 quarters (Quarter T+1 and Quarter T+2) (“Expected Quantity”). Expected Quantity of Quarter T+1 will be the quantity binding to VinFast (“Ordered Quantity”). Particularly for the first quarter after the Agreement’s Effective Date, VinFast shall notify the expected quantity of Quarter T, Quarter T+1 and Quarter T+2, of which the Expected Quantity of Quarter T and Quarter T+1 will be the binding quantity. Based on the agreed Ordered Quantity, VinFast and VinES will sign the respective Purchase Order(s).

1.2.

If VinFast plans to place orders with a significantly increased quantity demand compared to VinES’s supply capacity at that time, VinFast is required to give at least 18 months prior notice or a longer period if VinES needs to invest in more production lines. The Parties will negotiate and agree on specific related contents in writing.

1.3.

If the actual purchase quantity for the quarter is less than the Ordered Quantity of the corresponding quarter (“Quantity Shortfall”), the Parties agree to handle the costs incurred in connection with the Quantity Shortfall as follows:

a)	If the Quantity Shortfall does not exceed [***]% of the Ordered Quantity: VinFast shall not have to bear the costs incurred for VinES to ensure the agreed Product quantity.

b)	If the Quantity Shortfall exceeds [***]% of the Ordered Quantity: VinES has the right to request VinFast to:

i)

Pay a breach penalty equal to [***]% of the value of the Quantity Shortfall in excess of [***]% of the Expected Quantity calculated on the unit price of the Products specified in the respective Purchase Order.

ii)

Compensate for costs incurred (including but not limited to the costs of raw materials that cannot be used for other purposes, warehouse costs, etc.) provided that VinES provides all corresponding documents and records.

1.4.	VinFast shall pay the penalty and compensation amount within [***] business days from the date of receipt of VinES’ notice.

ARTICLE 2. ORDERING AND ACCEPTANCE OF ORDER

2.1.

Subject to the terms and conditions of this Agreement, VinFast agrees to purchase and VinES agrees to supply to VinFast the Products in accordance with the Purchase Orders or Planned Purchase Agreement and the Delivery Plan attached with the VINFAST GENERAL TERMS AND CONDITIONS FOR THE DOMESTIC PURCHASE OF GOODS FOR VEHICLE PRODUCTION (GTCs) ver 4.0 in the form of VINFAST or the appendix of the Agreement (if any) (hereinafter referred to as the “Purchase Order”) attached and form an integral part of the Agreement.

2.2.

VinES shall have no responsibility to fulfill any Purchase Order unless the Purchase Order has been approved by VinES. Any Purchase Order may be partially or fully approved by VinES depending on the actual production of VinES and VinFast agrees to receive Products on the basis of VinES’ confirmation. VinES shall examine and confirm the Purchase Order within [***] business days from the date of receiving VinFast’s Purchase Order. If at the expiry of the period for confirmation of Purchase Order, VinES has not responded to approve/reject the Purchase Order, it is understood that VinES has accepted the Purchase Order in entirety.

2.3.

If there is a need to purchase Samples, VinFast shall send a request and receive a quote from VinES, the Parties will confirm the quantity, sale price, delivery schedule and other terms (if any) in each Purchase Order.

Article 3. PRICE OF PRODUCTS

3.1.

For each Product type, the estimated Product price and price adjustment mechanism shall be agreed by the Parties and the Parties shall execute a Product price confirmation document which is deemed to be an attachment to the Agreement the Product price confirmation document and shall be considered as an attachment to the Agreement in the form provided in Appendix 1 (the “Estimated Price”).

3.2.

Unless otherwise specified in the Product price confirmation document, the price of the Product does not include value-added tax (VAT), loading, unloading, transportation costs, other taxes/fees (if any).

ARTICLE 4. METHOD OF DELIVERY OF PRODUCTS

4.1.

Delivery location for Products and/or Samples: At VinES’ warehouse/manufacturing plant. VinFast is responsible for all costs for the transportation of Products from VinES’ location to VinFast’s location.

4.2.	Delivery time of Products and/or Samples: as specified in the Purchase Order.

4.3.	Handover of Products/Samples:

a)	VinES is responsible for providing the Handover minutes or Products/Samples acceptance records (collectively, the “Handover Minutes”) at the time VinES hands over the Products/Samples.

b)	The handover of the Product is deemed completed when VinES has handed over the Product with the type, quantity and packaging as agreed in the Purchase Order and signed by VinFast’s representative.

c)

Unless otherwise specified in writing, before accepting the Product, VinFast has the right, at its discretion or to appoint a third party to perform random examination of the Product to ensure that the Product is of the quality as specified in this Agreement. Examination of the Product will be confirmed in writing by the Parties and must be completed within [***] days after the delivery date of the Product.

d)

During the delivery of the Products, if defects, failures, technical errors of the Products are detected or the type, quantity, origin, quality and other standards of the Products are not in accordance with the agreement, the time of delivery is determined after VinES, at its own expense, has completed the remedying of such defects and technical errors and supplemented or exchanged the Products as agreed in the Purchase Order within [***] business days, or such other period as agreed by the Parties, from the time of detecting such defects/failures/technical errors.

e)

For the avoidance of doubt, random examination of a satisfactory Product does not relieve VinES from liability for any unsatisfactory Product that was not discovered during VinFast’s pre-receipt examination. Even if VinFast has signed the Handover Minutes, VinFast still reserves the right to request VinES to exchange products or return the entire Purchase Order if the Product does not meet the standards due to VinES’s fault.

ARTICLE 5. PAYMENT METHODS

5.1.

VinFast shall pay VinES up to [***]% of the value of the Purchase Order within [***] business days, unless otherwise specified in the Purchase Order, from the date of completion of handover of Products in accordance with the Purchase Order and VinFast receives the following payment documents:

a)	Handover Minutes certified by the Parties (original);

b)	VAT invoice (original).

5.2.	Payment method: bank transfer, L/C or debt deduction depending on the agreement of the Parties from time to time and the Purchase Order.

5.3.	VinES’ bank account information:

-	Account name: VINES ENERGY SOLUTION JOINT STOCK COMPANY

-	Account number: [***]

-	At the Bank: [***]

ARTICLE 6. PENALTIES FOR BREACHES AND COMPENSATION FOR DAMAGES

6.1.	Penalty for late delivery:

Except for the case of Force Majeure or if the Parties agree otherwise on the delivery time, if the delivery of the Products is not within the time limit specified in the Purchase Orders and is entirely due to VinES’ fault, VinFast has the right to impose on VinES a fine equivalent to [***]% of the total value of late delivered Products for each week of late delivery. The maximum penalty amount shall not be more than [***]% of the total value of the late delivered Products.

6.2.	Penalty for late payment:

If VinFast is late to pay any due payables in accordance with the provisions, in addition to the payable amount above, VinFast must pay VinES an interest on the amount of late payment according to the [***]-month term loan interest rate published by the Joint Stock Commercial Bank For Foreign Trade Of Vietnam at the at the time of payment and corresponding to the late payment time.

6.3.	Penalty for late receipt of goods:

Except for the case of Force Majeure or if the Parties agree otherwise, if VinFast is late to receive goods according to the agreed time, VinFast is responsible for paying VinES the costs incurred (including but not limited to warehousing costs, management costs, etc.) caused by the late receipt of goods.

6.4.	Compensation for damages:

Except for the case of Force Majeure or if the Parties agree otherwise, if a Party breaches its obligations and commitments provided in this Agreement, the breached Party has the right to request the breaching Party to compensate for all damages arising (if any) caused by the breaching Party’s acts.

ARTICLE 7. TRANSFER OF TITLE AND RISKS

Ownership and risks of the Products are deemed to have transferred from VinFast to VinES from the time the Product Handover Minutes are signed by authorized persons of the Parties.

ARTICLE 8. PRODUCT WARRANTY

8.1.

Unless otherwise agreed in writing by the Parties, VinES provides warranty for the Products being electric car batteries manufactured by VinES in a period of [***] years from the date the Parties sign the Handover Minutes or [***]km, whichever comes first (the “Warranty Period”). VinES warrants that the SOH (State of Health) of the Products is always above [***]% during the Warranty Period.

8.2.	Warranty terms and conditions apply in accordance with VinES’ Warranty policy.

8.3.	Warranty location: At the warehouse/factory or other location designated by VinES. The cost of transporting the Product sto the warranty location shall be borne by VinFast.

8.4.	For clarity, the provisions on Product warranty in these Terms and the Warranty policy do not apply to the Form.

ARTICLE 9. WASTE/RECYCLE PRODUCTS

The Parties agree that VinFast, at its own expense, disposes or recycles Products which have expired warranty period, or are still within the warranty period but are damaged through no fault of VinES. In the event that the Product still within the warranty period is damaged due to VinES’ fault and cannot be repaired, only the actual disposal/recycling fee incurred will be refunded by VinES to VinFast within [***] days from the date of purchase. date requested by VinPast, together with necessary documents and documents.

ARTICLE 10. FORCE MAJEURE

10.1.

During the term of this Agreement, the following events shall be deemed force majeure events (“Force Majeure Events”): hurricanes, floods, earthquakes, wars, fires, widespread epidemics, changes in government policies, laws or other objective facts, provided that:

a)

Such event is entirely beyond the reasonable control or through no fault or negligence of the Party affected by the Force Majeure Event, even though such Party has taken all measures necessary and within its ability to prevent, remedy or reduce damages, causing delay or interruption or stagnation in the performance of obligations under this Agreement;

b)

Within [***] days from the date of the Force Majeure Event, the Party affected by the Force Majeure Event must notify the other Party in writing, specifying the Force Majeure Event, measures taken to prevent and remedy damages, proposed remedial plan and resolving measures.

10.2.

In the event a Force Majeure Event lasts more than [***] month, either Party may, by a written notice to the other Party, unilaterally terminate this Agreement. The termination of the Agreement in this case will not affect the other rights of the Parties under the Agreement.

ARTICLE 11. INTELLECTUAL PROPERTY

11.1.

VinEs warrants that VinES has the legal right to own or use the intellectual property objects related to or attached to the Products manufactured by VinES and that VinFast’s use of such Products does not infringe any intellectual property rights of any third party. VinES shall be responsible for indemnifying VinFast for costs and damages arising from the infringement of third-party intellectual property rights (if any) caused by VinEast using Products manufactured and provided by VinES.

11.2.

In the event VinFast is the subject of proceedings or claims by one or more third parties, the cause of which is directly related to the Products that VinEs manufactures and supplies to VinFast, VinEs will: (1) indemnify VinFast for all arising losses, including attorneys fees (if any), and (2) waive VinFast from any disputes related to Products that VinEs manufactures/supplies to VinFast. VinES undertakes to be responsible before the law and the third party for all disputes related to Products that VinES supplies to VinFast under this Agreement.

12.	GENERAL PROVISIONS

12.1.	This Agreement takes effect from the Effective Date and terminates in the following cases:

a)	On the date the Parties agree to terminate and liquidate the Agreement;

b)	At the time a Party is declared bankrupt/dissolved/shut down/revoked of its business license.

12.2.

Each Party has the right to transfer this Agreement to its subsidiary/affiliated company or to a new company established due to restructuring (division, separation, consolidation, merger, etc.) after sending a written notice at least [***] business days prior to the transfer date.

12.3.	This Agreement is governed by and construed in accordance with the laws of Vietnam.

12.4.

The Parties acknowledge that this Agreement is governed by the VINFAST GENERAL TERMS AND CONDITIONS FOR THE DOMESTIC PURCHASE OF GOODS FOR VEHICLE PRODUCTION, in the event of any conflict between the GTC and this Agreement, the provisions of this Agreement shall prevail.

12.5.

The Parties undertake to strictly perform the terms agreed in this Agreement and other written agreements between the Parties (if any), any supplements, amendments must be agreed and signed by the Parties by an addendum to the agreement. The agreement addendums shall be deemed an integral part of this Agreement.

12.6.

Notice under this Agreement shall be deemed valid if made in writing and/or (i) delivered directly to the recipient; and/or (ii) sent via express courier service; and/or (iii) posted to a Party at the address stated at the beginning of the Agreement.

Any notice specified in this Agreement shall be deemed to have been delivered to the recipient (if there is no confirmed response) (i) after [***] business days from the date of dispatch if sent via registered mail by express courier, (ii) after [***] business days, if sent by post; if the notice is sent by email: (i) on the date of delivery if the notice is sent before [***] p.m. on the date of delivery; or (ii) on the next day after the date of sending if the notice is sent from/after [***] p.m.

Any change to the above contact address must be notified by one Party to the other Party in writing/email and confirmed by the other Party.

12.7.

Any dispute between the Parties relating to this Agreement must first be resolved by negotiation within a maximum period of [***] days from the date either party sends a written request for dispute resolution. In the event that the Parties cannot resolve the matter through negotiation, one of the Parties shall bring the case to the competent People’s Court for resolve in accordance with current law.

12.8.	This Agreement may only be amended or supplemented in writing and signed by the Parties’ legal representatives or duly authorized representatives.

12.9.	This Agreement is made in 04 (four) originals with equal legal validity, each Party keeps 02 (two) originals.

REPRESENTATIVE OF VINES	REPRESENTATIVE OF VINFAST

/s/ [***]	/s/ [***]

APPENDIX 1

FORM OF AGREEMENT ON PRODUCT PRICE

This agreement on product price (“Agreement”) is made on                  (“Effective Date”) by:

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY, a company established and operated in accordance with Vietnamese law, having head office at Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam (“VinFast”)

and

VINES ENERGY SOLUTIONS JOINT STOCK COMPANY, a company established and operated in accordance with Vietnamese law, having head office at Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam (“VinES”).

VinFast and VinES are hereinafter referred to individually as a Party and collectively as the Parties or Two Parties.

Pursuant to:

-	VinFast and VinES have entered into agreements to develop products and make molds for battery packs used on VinFast electric vehicles No. dated (“ED&D Agreement”).

-	Battery Sale And Purchase Framework Agreement No. 2309/2022/HDNT/VES-VF dated September 23, 2022 (“Framework Agreement”).

The parties agree the following contents:

Article 1. Products

This agreement is applied for Products being battery pack              used on VinFast electric vehicles              with the designs, standards and technical requirements as agreed in the ED&D Agreement.

Article 2. Product price

2.1.	The Parties agree that the Estimated Price of the Product is

2.2.	The above price does not include costs of packaging, warranty, loading, unloading, transportation, value-added tax and other taxes/fees (if any).

2.3.	Price adjustment mechanism:

Article 3. General provisions

3.1.

This Agreement is an integral part of the Framework Agreement and is governed by the VINFAST GENERAL TERMS AND CONDITIONS FOR THE DOMESTIC PURCHASE OF GOODS FOR VEHICLE PRODUCTION (GTCs) applied to Framework Agreement.

3.2.	Other contents not provided in this Agreement shall be performed in accordance with the provisions of the Framework Agreement.

3.3.	This Agreement may only be amended or supplemented in writing and signed by the Parties’ legal representatives or duly authorized representatives.

3.4.	This Agreement is made in 04 (four) originals with equal legal validity, each Party keeps 02 (two) originals.

REPRESENTATIVE OF VINES	REPRESENTATIVE OF VINFAST